UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

0-25033	Delaware	63-1201350
(Commission	State or Other	(IRS Employer
File Number)	Jurisdiction of Incorporation	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in Superior Bancorp’s Proxy Statement relating to its 2007 Annual Meeting of Stockholders, the Board of Directors of the Corporation proposed an amendment to the Corporation’s Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation’s common stock from 50 million to 60 million. The text of this amendment was attached to the above-referenced Proxy Statement as Annex A, which is hereby incorporated herein by reference. This amendment was approved by the holders of a majority of the outstanding shares of the Corporation’s common stock, and the Corporation filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 16, 2007 reflecting the amendment. Attached hereto as Exhibit 3 is a composite Certificate of Incorporation reflecting the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 22, 2006 and the subsequent amendment filed with the Secretary of State of the State of Delaware on May 16, 2007.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

3
Composite Certificate of Incorporation of Superior Bancorp reflecting the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 22, 2006 and the subsequent amendment filed with the Secretary of State of the State of Delaware on May 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: May 16, 2007	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3
Composite Certificate of Incorporation of Superior Bancorp reflecting the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 22, 2006 and the subsequent amendment filed with the Secretary of State of the State of Delaware on May 16, 2007